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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 5, 1998




                      B. F. SAUL REAL ESTATE INVESTMENT TRUST
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                (Exact name of registrant as specified in its charter)



           Maryland                    1-7184                52-6053341
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(State or other jurisdiction of       (Commission       (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)



   8401 Connecticut Avenue, Chevy Chase, Maryland            20815
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (301) 986-6000
                                                   -----------------------------


                                      N/A
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         (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On March 4, 1998, B.F. Saul Real Estate Investment Trust announced that it plans to issue approximately $200 million of Senior Secured Notes due 2008. The Company intends to use the proceeds to redeem its existing Senior Secured Notes due 2002 and for general corporate purposes. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements. (See ITEM 7. EXHIBITS for Press Release dated
March 4, 1998.)

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ITEM 7.  EXHIBITS

Press Release dated
March 4, 1998


FOR IMMEDIATE RELEASE                          CONTACT: Stephen R. Halpin, Jr.
                                                        Vice President &
                                                        Chief Financial Officer
                                                        (301) 986-6865


                    B. F. SAUL REAL ESTATE INVESTMENT TRUST
                   CONSIDERS ISSUANCE OF SENIOR SECURED NOTES


B.F. Saul Real Estate Investment Trust announced today that it plans to issue approximately $200 million of Senior Secured Notes due 2008. The Company intends to use the proceeds to redeem its existing Senior Secured Notes due 2002 and for general corporate purposes. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

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                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                B. F. SAUL REAL ESTATE INVESTMENT TRUST
                                -----------------------------------------------
                                (Registrant)



Date: March 5, 1998             Stephen R. Halpin, Jr.
      -----------------         -----------------------------------------------
                                Vice President and Chief Financial Officer


Date: March 5, 1998             Ross E. Heasley
      -----------------         -----------------------------------------------
                                Vice President and Principal Accounting Officer